UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2014

CHEVIOT FINANCIAL CORP.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35399	90-0789920
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3723 Glenmore Avenue, Cheviot, Ohio	45211
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (513) 661-0457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2014, the boards of directors of Cheviot Financial Corp. (the “Company”) and Cheviot Savings Bank (the “Bank”) appointed J. David Rosenberg as a director.  These appointments were required by the previously disclosed agreement dated October 22, 2014, entered into by the Company and the Bank with Seidman and Associates L.L.C., Seidman Investment Partnership, L.P., Seidman Investment Partnership II, L.P., LSBK06-08, L.L.C., Broad Park Investors, L.L.C., CBPS, L.L.C., 2514 Multi-Strategy Fund, L.P., Veteri Place Corporation, Sonia Seidman, Lawrence B. Seidman and Mr. Rosenberg.   It has not been determined what committees of the board of directors, if any, Mr. Rosenberg will be appointed to.

Mr. Rosenberg has been added to the class of directors whose terms expire at the 2016 Annual Meeting of Shareholders.

Item 9.01	Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEVIOT FINANCIAL CORP.

DATE: November 19, 2014	By: /s/ Scott T. Smith
Scott T. Smith
Chief Financial Officer